December 19, 1995



Securities and Exchange Commission
450 5th Street Northwest
Washington, D.C.  20549-1004
Attention:  Filing Desk, Stop 1-4

Dear Sirs:

Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of UMB Financial Corporation (the "Company"), is the Company's Report on Form 8-K.

UMB Financial Corporation and the Company's Employee Stock Ownership Plan (ESOP) agreed to purchase 1,581,133 shares of UMB Financial Corporation stock from Dickinson Financial Corporation at $43.50 per share.

This transaction includes all shares currently held or under option by Dickinson Financial Corporation and represents 7.7 percent of UMB Shares outstanding. Approximately 25% of the shares will be acquired in a leveraged purchase by the Company's ESOP. The balance of the shares will be placed in Treasury Stock using existing working capital.

This filing is being effected by direct transmission to the Commission's EDGAR System.

Yours truly,



Timothy M. Connealy
Chief Financial Officer